Exhibit 10.1c

RESTRICTED SHARE UNIT

TERMS OF AWARD

UNDER

STEREOTAXIS, INC. 2012 STOCK INCENTIVE PLAN

DIRECTOR AWARD

On August 22, 2012 (“Grant Date”), the Company granted to Director an Award of restricted share units (“RSUs”) under the Stereotaxis, Inc. 2012 Stock Incentive Plan, as amended the (“Plan”). The date of grant and the number of RSUs covered by this Award are set forth in the Award letter you received from the Company (“Statement”). The Statement and these Terms of Award collectively constitute the terms and conditions of the Award for the RSUs and describe the conditions applicable to such Awards.

1. Award Subject to Plan. This Award is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference.

2. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. The following terms shall have the following meanings, except where otherwise noted:

(a) “Change of Control” means the occurrence of one or more of the following:

(i)	The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(ii)	Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threaten election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii)	The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(b) “Company” means Stereotaxis, Inc., a Delaware corporation.

3. Grant of RSUs. Each RSU represents the right to receive one share of Common Stock at the time provided under these Terms of Award, provided that such RSU is vested at such time. Until such time (if any) as shares of stock are delivered to the Director, the Director will not have any of the rights of a common shareholder of the Company with respect such shares. Director shall have no voting or dividend equivalent rights with respect to the RSUs.

4. Vesting. One hundred percent (100%) of the RSUs will become vested on the earlier of August 22, 2013, or the date of the Company’s 2013 annual shareholders’ meeting (the “Vesting Date”), if the Director is still a member of the Board of Directors on such date and has been continuously a member of the Board of Directors since the Grant Date. If the Director terminates service on the Board of Directors for any reason prior to the Vesting Date, including without limitation upon death or disability, the Director shall forfeit the RSUs; provided that, if the Director’s serve on the Board of Directors terminates as a result of a Change of Control, the RSUs shall vest immediately.

5. RSUs Non-Transferable. RSUs awarded hereunder shall not be transferable by the Director. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Director under this Agreement are not subject to the claims of his or her creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Director to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

6. Delivery of Shares. The Company shall deliver to the Director a number of shares equal to the number of RSUs (if any) that vest pursuant to this Award. Such delivery shall take place as soon as practicable.

7. Committee Administration. These Awards have been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of these Awards, shall have plenary authority to interpret any provision of this grant and to make any determinations necessary or advisable for the administration of this grant and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Director by the express terms hereof.

8. Effect of Award Certificate: Severability. This Award shall be binding upon and shall inure to the benefit of any successor of the Company. The invalidity or enforceability of any provision of this Award shall not affect the validity of enforceability of any other provision of this Award.

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